Exhibit 99.1

                     Lawson Announces Second Quarter Fiscal
                   Year 2005 Results Date and Conference Call

    ST. PAUL, Minn.--(BUSINESS WIRE)--Dec. 9, 2004--

    Call is Wednesday, Jan. 5, 2005 at 4:30 p.m. ET (3:30 p.m. CT)

    Lawson Software, Inc. (Nasdaq:LWSN) today announced that it will release its second quarter results Wednesday, Jan. 5, 2005, after the market closes. The company will host a conference call to discuss its second quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Jan. 5, 2005.
    Interested parties may listen to the call on Jan. 5, 2005, by dialing 888-396-9924 (passcode Lawson 15) and international callers 1-773-756-4600. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through Friday, Jan. 14, 2005. The replay number is 800-386-4118 and international 1-402-220-9815. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business application software and services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance and other markets. Lawson's software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, and Africa. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investor and analyst contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com